Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Aristides his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of 1,000,000 additional shares of Common Stock of Graco Inc. under the Graco Inc. Long Term Stock Incentive Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  May 8, 1996


/s/ George Aristides
George Aristides

/s/ Ronald O. Baukol
Ronald O. Baukol

/s/ David A. Koch
David A. Koch

/s/ Joe R. Lee
Joe R. Lee

/s/ Richar d D. McFarland
Richard D. McFarland

/s/ Lee R. Mitau
Lee R. Mitau

/s/ Martha A.M. Morfitt
Martha A.M. Morfitt

/s/ Dale R. Olseth
Dale R. Olseth

/s/ Charles M. Osborne
Charles M. Osborne

/s/ William G. Van Dyke
William G. Van Dyke

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